ION Announces Increased Ownership in OceanGeo
Joint Venture for Ocean Bottom Seismic Acquisition
OceanGeo Receives Contract Award
Company Schedules Conference Call for January 30 at 10 AM Central

HOUSTON – January 29, 2014 – ION Geophysical Corporation (NYSE: IO) today announced that it has increased its ownership interest in OceanGeo B.V., a geophysical company specializing in multicomponent ocean bottom seismic acquisition. ION now owns 70% of OceanGeo, up from the 30% the Company acquired in February 2013. Formerly known as GeoRXT, OceanGeo is owned by ION and Georadar Levantamentos Geofisicos S/A.
OceanGeo was awarded a 510 square km ocean bottom 3D seismic survey offshore Trinidad for Petroleum Company of Trinidad and Tobago Limited (Petrotrin). Work commenced in December 2013 and is expected to be complete in April or May 2014.
Brian Hanson, ION’s President and CEO, commented, “Our ownership increase in OceanGeo is a key milestone in executing our strategic shift from being a seismic equipment company to leveraging our technologies to provide higher-value solutions directly to E&P companies. Through OceanGeo, we will be putting our next generation, industry leading CalypsoTM ocean bottom seismic acquisition system to work in a service model.
“The ocean bottom seismic market has grown tremendously over the past six years, and we see this trend continuing as oil and gas companies seek higher quality seismic data to better locate wells and manage their reservoirs. OceanGeo provides a full suite of ocean bottom seismic services, including survey design, planning, and optimization, data acquisition, geophysical QC and, through ION, can provide data processing, interpretation, and reservoir services.”
Celso Magalhaes, Georadar’s Chairman of the Board, added, “We are pleased to partner with ION to bring to the growing seabed seismic market the most advanced ocean bottom seismic acquisition services in the industry. While we have a new name and new ownership, we have a proven track record of successfully acquiring ocean bottom seismic data, safely and efficiently, with over five years of operation offshore Brazil. Now we bring that expertise to the global marketplace.”

ION has scheduled a conference call for Thursday, January 30, 2014 at 11 AM Eastern Time / 10 AM Central Time. Interested parties may participate by dialing 866-225-8754 and asking for the ION call a few minutes prior to start time. For those who cannot listen to the live call, a telephone replay will be available through February 13, 2014 and may be accessed by calling 800-406-7325 using passcode 4666023#. A replay of the call will also be available on the Company’s website at http://investorrelations.i-o.com for approximately 12 months.
Headquartered in Houston and Rio de Janeiro, OceanGeo is led by Colin Hulme, Chief Executive Officer, formerly ION Senior Vice President.
To learn more about OceanGeo, visit oceangeo.co.
About ION
ION Geophysical Corporation is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION's offerings are designed to allow E&P companies to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and to enable seismic contractors to acquire geophysical data safely and efficiently. Additional information about ION is available at iongeo.com.

About Georadar
A Brazilian company, Georadar specializes in the provision of onshore and offshore services for geophysical surveying, environmental diagnosis and geotechnical data collection for the petroleum and mining industries.

Contacts
ION (Investor relations)
Greg Heinlein
Senior Vice President and Chief Financial Officer
+1 281.552.3011

ION (Media relations)
Karen Abercrombie
Vice President - Corporate Marketing & Communications
+1 713.366.7281
karen.abercrombie@iongeo.com

Georadar (Investor relations)
Milson Mundim
Chief Financial Officer
+55 31 2104-7171

milson.mundim@georadar.com.br

Georadar (Media relations)
Karem Cybele Zeca
Marketing Coordinator
+55 21 3194-7400
karem.zeca@georadar.com.br

OceanGeo
Colin Hulme
Chief Executive Officer
+1 281.879.3630

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include benefits expected to result from the joint venture and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with known and unknown liabilities related to the OceanGeo business; risks of integration and operation of the OceanGeo business; and risks that sources of capital may not prove adequate. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2013.